Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT is made and entered and effective as of July 7, 2005, between BRENT FOUCH (“Fouch”) and PALOMAR ENTERPRISES, INC., a Nevada corporation (“Palomar”).  Fouch and Palomar are sometimes hereinafter severally referred to as a “Joint Venturer” and collectively referred to as the “Joint Venturers.”

1.

Organization.  For and in consideration of the mutual covenants contained in this Agreement, the Joint Venturers form, create and agree to associate themselves in a joint venture, referred to in this Agreement as the “Venture.”  Following the execution of this Agreement, the Joint Venturers shall execute or cause to be executed and filed any documents and instruments with any appropriate authorities that may be necessary or appropriate to comply with all requirements for the formation and operation of a joint venture in the State of California.

2.

Name.  The activities and business of the Venture shall be conducted under the name of “The Havasu Project” in California and under any variations of this name that are necessary to comply with the laws of other states within which the Venture may do business or make investments.

3.

Place of Business.  The principal place of business of the Venture shall be 120 Birmingham, Suite 110-G, Cardiff, California 92007.  Additional places of business may be located elsewhere.

4.

Address.  The mailing address of the Venture shall be 120 Birmingham, Suite 110-G, Cardiff, California 92007.

5.

General Purposes.  The general purposes of the Venture are to buy, sell, own and operate the real property more fully described in Exhibit A attached hereto, including any additions thereto or any other property which may be acquired by the Venture (the “Venture Property”) and to have and exercise all of the powers to engage in any lawful business related or incidental to any of these purposes.  The Venture shall not engage in any business without the prior written consent of all of the Joint Venturers.

6.

Term of the Venture.  The Venture shall begin on the date hereof and shall continue until December 31, 2025, unless sooner terminated as specifically provided in this Agreement.

7.

Capital Contributions of the Joint Venturers.  Palomar shall contribute an amount equal to 10 percent of the purchase price required for the Venture to purchase the Venture Property.  Fouch, utilizing his credit, shall arrange for a loan (the “Loan”) in an amount equal to 90 percent of the purchase price for the Venture Property.  It is understood that Fouch may have to guarantee the repayment of the Loan and take such other steps to secure the Loan.  However, it is also understood that Palomar will be required to execute a promissory note with respect to the Loan and execute such other documents as may be required by the payee of the Loan.  Each of the Joint Venturers shall be responsible for one-half of all expenses relating to the Venture Property, including, but not limited to the repayment of the Loan.  The contributions described in this Paragraph are referred to herein as “Capital Contributions.”  All Capital Contributions shall be credited to a Joint Venturer’s Capital Account.

8.

Sharing Percentages of the Joint Venturers.  Each Joint Venturer will own and hold a 50 percent interest (the “Interest”) in the Venture as a Capital Account and is entitled to share in the Venture’s items of income, gain, loss, deduction, credit, and cash available for distribution pursuant to his Interest as described in this Agreement, such Interest to be subject to all of the terms and conditions of this Agreement.  In the event of a default under this Agreement, the defaulting Joint Venturer agrees to indemnity the other Joint Venturers against any loss or liability exceeding the percentages set forth in this Agreement or for any liability or loss directly resulting from the default.  No Joint Venturer shall have any right to compensation solely due to his contribution to the Venture, except to share in the net profits as provided herein unless otherwise provided in this Agreement.

9.

Other Matters; Joint Venturer Loans.  Except as specifically otherwise provided in this Agreement, no Joint Venturer shall be required to lend money or property to the Venture and any loans to the Venture from a Joint Venturer or affiliate of a Joint Venturer shall be on commercially reasonable terms and conditions.  If any Joint Venturer advances any funds to the Venture other than as provided in this Paragraph 9, the amount of any cash advance shall not be an additional Capital Contribution of the Joint Venturer but shall be a debt due from the Venture to the Joint Venturer to be repaid at the times and with the interest that shall be expressly agreed on or, in the absence of an agreement, on the dissolution and liquidation of the Venture and without interest.

10.

Return of Capital.  Except to the extent that a Joint Venturer shall be entitled to a distribution of cash or other property in accordance with the terms of this Agreement, no Joint Venturer shall be entitled to withdraw any part of its Capital Account or to receive any distribution from the Venture, except upon dissolution of the Venture.  In no event shall a Joint Venturer be entitled to demand and receive property other than cash, except as may be specifically provided herein.

11.

Interest on Capital Accounts.  No interest shall be paid on any Capital Account of the Venture.

12.

Gross Asset Value.  With respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)

The Gross Asset Values of all Venture assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Joint Venturer, as of the following times: (i) the acquisition of an additional Interest in the Venture by any new or existing Joint Venturer in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Venture to a Joint Venturer of more than a de minimis amount of the Venture Property as consideration of an Interest in the Partnership; and (iii) the liquidation of the Venture within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managing Joint Venturer reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Joint Venturers in the Partnership;

(b)

The Gross Asset Value of any Venture asset distributed to any Joint Venturer shall be the gross fair market value of such asset on the date of distribution; and

(c)

The Gross Asset Values of Venture assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Internal Revenue Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Paragraph 12(c) to the extent the Managing Joint Venturer determines that an adjustment pursuant to Paragraph 12(a) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph 12(c).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraphs 12(b), or 12(c) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing profits and losses.

13.

Adjustments to Reflect Book Value.  The Capital Accounts of the Joint Venturers will be adjusted in accordance with Treasury Regulations Section 1.704(b)(2)(iv)(g) from time to time as a result of the allocation to such Capital Accounts of Depreciation, amortization, and gain and loss as computed for book purposes with respect to the Venture Property.

14.

Tax Allocations; Internal Revenue Code Section 704(c).  In the event the Gross Asset Value of any Venture asset is adjusted pursuant to Paragraph 12(a) hereof, subsequent allocations of income, gain, loss, deduction, credits with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Internal Revenue Code Section 704(c) and the Treasury Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Venture in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Paragraph 14 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Joint Venturer’s Capital Account or share of income, gain, loss, deduction, and credits other items, or distributions pursuant to any provision of this Agreement.

15.

Ownership of Venture Property.  All real or personal property, including all improvements placed or located on that property, acquired by the Venture shall be owned by and in the name of the Venture.  Each Joint Venturer expressly waives the right to require partition of the Venture Property or any part of it.  The Joint Venturers shall execute any documents that may be necessary to reflect the Venture’s ownership of its assets and shall record the documents in the public offices that may be necessary or desirable in the discretion of the Joint Venturers.

16.

Fiscal Year.  The fiscal year of the Venture for both accounting and federal income tax purposes shall end on December 31 of each year.

17.

Books and Records.  Proper books and records shall be kept with respect to all Venture transactions and maintained at the principal office of the Venture.  Each Joint Venturer or his representative shall have access to the Venture books and records at all reasonable times during business hours.  The books shall be kept using the method of accounting that shall properly reflect the income of the Venture and that shall be agreed on by the Joint Venturers.  The books and records shall include the identity and nature of any property in which the Venture owns a beneficial interest.  These records shall include, but shall not be limited to, a statement of the ownership and nature of real, personal, and mixed property or the interest of the Venture in that property, as well as the form in which the title to that property is recorded and maintained, whether in the name of the Venture or in the name of one or more designated Joint Venturers without designation of the Venture.  The books and records of the Venture shall be reviewed annually at the expense of the Venture by a certified public accountant selected by the Joint Venturers.  The selected accountant shall (a) annually prepare and deliver to the Venture, for filing, the appropriate federal income tax return and all schedules to those returns, and (b) within 90 days following the end of each fiscal year of the Venture, deliver to each Joint Venturer financial statements of the Venture, including balance sheets, profit and loss statements, and statements showing allocations and distributions to each Joint Venturer.

18.

Venture Accounts.  All funds of the Venture shall be deposited in its name, or in the name of a nominee as provided herein, in an account or accounts designated by the Managing Joint Venturer or with an agent designated by the Managing Joint Venturer.  Checks shall be drawn on the Venture account or accounts only for purposes of the Venture business and shall be signed by the persons that the Joint Venturers designate.

19.

Managing Joint Venturer.  The Managing Joint Venturer of the Venture shall be Fouch.  Except as expressly provided in this Agreement, the management and control of the day-to-day operations of the Venture and the maintenance of the Venture Property shall rest exclusively with the Managing Joint Venturer.  The Managing Joint Venturer shall serve in that capacity until the time that the Joint Venturers designate a new Managing Joint Venturer by a vote of 51 percent in Interest, not in numbers, of the Joint Venturers.  The Managing Joint Venturer shall receive no salary or other compensation for his services as such.  The Managing Joint Venturer shall devote as much of his attention and time to the conduct and supervision of the Venture business as the Managing Joint Venturer deems necessary or advisable.

20.

Powers of Managing Joint Venturer.  Subject to the restrictions set forth herein, the Managing Joint Venturer is authorized and empowered to carry out and implement any and all of the purposes of the Venture.  In that regard, the powers of the Managing Joint Venturer shall include, but shall not be limited to, the following:

(a)

To hire, fire, and supervise the Venture’s employees.

(b)

To engage personnel, independent attorneys, accountants, or any other persons that may be deemed necessary or advisable.

(c)

To open, maintain, and close bank accounts and to draw checks and other orders for the payment of money.

(d)

To take any action and to incur any expenses on behalf of the Venture that may be necessary or advisable in connection with the conduct of the Venture’s affairs.

(e)

To enter into, make, and perform any contracts, agreements, and other undertakings that may be deemed necessary or advisable by the Managing Joint Venturer for the conduct of the affairs of the Venture.

21.

Nominees.  All Joint Venturers acknowledge that there are practical difficulties in doing business as a joint venture, caused by those outside the Venture seeking to ascertain the capacity of a Joint Venturer to act on the Venture’s behalf, or for other reasons.  Therefore, each Joint Venturer authorizes the Managing Joint Venturer to, acquire all real and personal property, arrange all financing, enter into contracts, and complete all arrangements needed to carry out the Venture’s purposes set forth in this Agreement, either in the Managing Joint Venturer’s own name or the name of a nominee, without disclosing the existence of the Venture.  If the Managing Joint Venturer carries on the Venture business in the Managing Joint Venturer’s own name, he shall place a written declaration of trust in the Venture books and records that acknowledges the capacity in which the Joint Venturer acts and identifies the Venture as the true and equitable owner.

The acquisition of Venture Property or the creation of a Venture indebtedness in the name of the Managing Joint Venturer acting as nominee, shall not give the Managing Joint Venturer an Interest in Venture Property or cause him to be liable for a Venture debt in excess of the percentage of that Joint Venturer’s Interest as set forth herein, except as may be otherwise required by law.  However, despite any other provision in this Agreement, no note or other obligation executed by the Managing Joint Venturer as maker, the nature of which imposes no personal liability on its maker, shall impose personal liability on the Venture for the payment of the note or performance of the obligation.

22.

Restriction on Authority of Joint Venturers.  The individual Joint Venturers and the Managing Joint Venturer shall not have any authority with respect to the Venture and this Agreement to:

(a)

Do any act in violation of this Agreement.

(b)

Do any act that would make it impossible to carry on the business of the Venture.

(c)

Possess Venture Property or assign the right of the Venture or its Joint Venturers in specific Venture property for other than a Venture purpose.

(d)

Make, execute, or deliver any assignments for the benefit of creditors, or on the assignee’s promise to pay the debts of the Venture.

(e)

Assign, transfer, pledge, compromise, or release any claim of the Venture except for full payment or arbitrate, or consent to the arbitration of, any of its disputes or controversies.

(f)

Make, execute, or deliver any deed, long-term ground lease, or contract to sell all or any part of any Venture Property or execute any new note or mortgage to renew and extend without increasing any existing note or mortgage, without first having obtained the vote or written consent of 51 percent in Interest, not in numbers, of the Joint Venturers.

(g)

Do any of the following without the consent of all the Joint Venturers:

(i)

Confess a judgment.

(ii)

Make, execute, or deliver for the Venture any bond, mortgage, deed of trust, guarantee, indemnity bond, surety bond, or accommodation paper or accommodation endorsement.

(iii)

Amend or otherwise change this Agreement to modify the rights or obligations of the Joint Venturers as set forth in this Agreement.

(iv)

Create any personal liability for any Joint Venturer other than that personal liability to which any Joint Venturer may have agreed to in writing.

23.

Meetings of the Joint Venturers.  The Joint Venturers shall hold regular meetings at times and places to be selected by the Joint Venturers.  In addition, 51 percent in Interest, not in numbers, of the Joint Venturers may call a special meeting to be held at any time after they have given 10 business days notice to all of the Joint Venturers.  Any Joint Venturer may waive notice of or attendance at any meeting of the Joint Venturers, may attend by telephone or by any other electronic communication device, or may execute a signed written consent to representation by another Joint Venturer.  At the meeting, the Joint Venturers shall transact any business that may properly be brought before the meeting.  The Joint Venturers shall keep regular minutes of all their proceedings.  The minutes shall be placed in a minute book of the Venture.

24.

Action Without Meeting.  Any action required by statute or by this Agreement to be taken at a meeting of the Joint Venturers, or any action that may be taken at a meeting of the Joint Venturers, may be taken without a meeting if a writing setting forth the action taken or to be taken is signed by all of the Joint Venturers entitled to vote with respect to the subject matter of the consent.  That consent shall have the same force and effect as a unanimous vote of the Joint Venturers.  Any signed consent, or a signed copy of it, shall be placed in the minute book of the Venture.

25.

Transfers.

(a)

Restrictions on Transfers.  Except as otherwise provided in this Agreement, no Joint Venturer may sell, assign, transfer, encumber, or otherwise dispose of any Interest in the Venture without the prior written consent of 75 percent in Interest, not in numbers, of all other Joint Venturers, and may not pass title to any Interest in the Venture in the absence of such consent.  Any transfer prohibited under this paragraph shall be void, and any attempt by a Joint Venturer to dispose of an Interest in the Venture in violation of this paragraph shall constitute a default under this Agreement.

(b)

Effect of Assignment.  Any transferee or assignee to whom an Interest in the Venture has been transferred and who is not at the time of the transfer a party to this Agreement shall be entitled to receive, in accordance with the terms of the assignment, the net profits to which the assigning Joint Venturer would otherwise be entitled.  However, such a transferee or assignee shall not be a Joint Venturer, and shall not have any of the rights of a Joint Venturer, until the transferee or assignee shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect.

(c)

Death of Joint Venturer.  In the event of the death of any Joint Venturer, the Venture business shall be continued until the end of the fiscal year in which the death occurs.  At that time, the surviving Joint Venturers shall have the right either to continue the Venture business with the estate of the deceased Joint Venturer continuing as a member in the Venture or to liquidate the Venture business and terminate the Venture.

If the surviving Joint Venturers elect to continue the Venture, the estate of a deceased Joint Venturer shall succeed to his Interest in the Venture and shall be bound by the terms and provisions of this Agreement.  However, in the event that the Interest of the deceased Joint Venturer does not pass in trust to the estate or passes to more than one heir or devisee or, on termination of a trust, is distributed to more than one beneficiary, then the heirs, devisees and beneficiaries, referred to in this Agreement as the “Distributees,” shall execute and deliver to the Venture within 90 days after distribution by the estate of the deceased Joint Venturer or by the trustee under any trust established by the deceased Joint Venturer, a written Power of Attorney appointing one person, firm, or corporation as the agent of the Distributees.  The agent shall be responsible for collecting, receiving, and making all payments and contributions required under this Agreement, shall vote the entire Interest of the Distributees, and shall perform all other obligations of the Distributees required to be performed due to their Interest in the Venture.  All payments or disbursements due the Distributees for their Interest in the Venture shall be deemed to have been validly made to the Distributees by payment to the designated agent.  If the Distributees for any reason fail to designate an agent in writing in the manner and within the time prescribed and continue to fail to designate an agent after 15 days written notice from the Venture to do so, that failure shall constitute a default under this Agreement.

26.

Events Constituting Default.  Any of the following events shall constitute a default by a Joint Venturer:

(a)

The failure to make when due any contribution or advance required to be made under the terms of this Agreement, and continuing that failure for a period of 15 days after written notice of the failure from the Managing Joint Venturer or all other Joint Venturers.

(b)

The violation of any of the other provisions of this Agreement and failure to remedy or cure that violation within 15 days after written notice of the violation from the Managing Joint Venturer or the other Joint Venturers.

(c)

The making of an assignment for benefit of creditors or the entry of an Order for Relief under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any of its states.

(d)

The appointment of a receiver for all or substantially all of the Joint Venturer’s assets and the failure to have the receiver discharged within 30 days after the appointment.

(e)

The bringing of any legal action against the Joint Venturer by a creditor, resulting in litigation that, in the opinion of the Managing Joint Venturer or 51 percent in Interest, not in numbers, of the other Joint Venturers, creates a real and substantial risk of involvement of the Venture Property that will result in:

(i)

The financial detriment of the other Joint Venturers; or

(ii)

The creditor, or the creditor’s assigns, succeeding to all or a part of the Interest of the Joint Venturer in the Venture.

(f)

The failure of the Distributees to appoint, in the manner and within the time prescribed, the agent required under Paragraph 25.

27.

Effect of Default.

(a)

On the occurrence of an event of default by a Joint Venturer, 51 percent in Interest, not in numbers, or more of the other Joint Venturers shall have the right to elect to terminate the Interest of the defaulting Joint Venturer without effecting a termination of the Venture.  This election may be made at any time within one year from the date of that default provided that the electing Joint Venturers give the defaulting Joint Venturer 15 days written notice of the election and the default is continuing on the date notice is given.  In the event of termination of the defaulting Joint Venturer’s Interest, each nondefaulting Joint Venturer who voted to elect the option, referred to in this Agreement as the “Purchasing Joint Venturers,” shall be required to purchase the Interest of the defaulting Joint Venturer in the proportion that his Interest in the Venture bears to the aggregate of the Interests in the Venture of all of the Purchasing Joint Venturers.

(b)

The purchase price to be paid to the defaulting Joint Venturer shall be paid in cash or, at the option of the Purchasing Joint Venturers, by the execution and delivery of notes of each Purchasing Joint Venturer, payable to the order of the defaulting Joint Venturer in the amount of the purchase price.  These notes shall bear interest at the rate of 10 percent a year and shall be payable in five equal annual installments of principal and interest, the first installment payable one year from the date of execution and delivery of the note.  Each note shall provide for full prepayment privileges without penalty.  The purchase price to be paid to the defaulting Joint Venturer under the election allowed by this paragraph shall be the lower of:

(i)

The fair market value of the defaulting Joint Venturer’s Interest in the Joint Venture; or

(ii)

The total cash investment of the defaulting Joint Venturer in the Venture and the agreed value of the property contributed by the defaulting Joint Venturer to the Venture as of the date of default.

This purchase price shall be reduced by the aggregate amount of any outstanding debts of the defaulting Joint Venturer to the Venture and also by all damages caused to the Venture by the default of the defaulting Joint Venturer.  Fair market value shall be determined in the manner set forth in this Agreement.

(c)

On tender to the defaulting Joint Venturer of the cash or note for the purchase price specified in (b) above, or if no payment is due, on the date the purchase price is determined, the defaulting Joint Venturer shall have no further interest in the Venture or its business or assets and the defaulting Joint Venturer shall execute and deliver any assignments and other instruments that may be reasonable to evidence and fully and effectively transfer the Interest of the defaulting Joint Venturer to the nondefaulting Joint Venturers.  If the appropriate instruments are not delivered, after notice by the Managing Joint Venturer that the purchase price is available to the defaulting Joint Venturer, that Joint Venturer may tender delivery of the purchase price to the defaulting Joint Venturer and execute, as the defaulting Joint Venturer’s irrevocable agent, any legal instruments to the appropriate continuing Joint Venturers.  All parties agree that the Managing Joint Venturer acting as agent shall not have any individual liability for any actions taken in this connection.

(d)

No assignment or transfer of a defaulting Joint Venturer’s Interest as provided in this Agreement shall relieve the defaulting Joint Venturer from any personal liability for outstanding indebtedness, liabilities, liens, or obligations relating to the Venture that may exist on the date of the assignment or transfer.  The default of any Joint Venturer under this Agreement shall not relieve any other Joint Venturer from his agreements, liabilities, and obligations under this Agreement.  A defaulting Joint Venturer’s Interest in the Venture shall not be considered in any Venture voting requirement.

(e)

Any Joint Venturer may agree to assist any other Joint Venturer in the event of default and the agreement or any advancement or payment made under that agreement shall be secured by a lien on the Interest of the defaulting Joint Venturer in the Venture.  The lien may be foreclosed by the Managing Joint Venturer, at the option of the assisting Joint Venturer.

(f)

If any Joint Venturer defaults in the performance or observance of any covenant, condition, or other provision of this Agreement, any other Joint Venturer may cure the default for the account of the defaulting Joint Venturer, without waiving any claim for breach of this Agreement after written notice that is reasonable under the circumstances.  The defaulting Joint Venturer shall reimburse or repay any reasonable amount paid and any reasonable expense or contractual liability so incurred, with interest at the highest lawful rate.  This obligation to reimburse and repay shall be secured by a lien on the Interest of the defaulting Joint Venturer in the Venture.  The lien may be foreclosed by the Managing Joint Venturer, at the option of the Joint Venturer exercising this option to cure default.

(g)

If a Joint Venturer is in default under the terms of this Agreement, the lien provided for in Paragraph 27(e) of this Agreement may be foreclosed by the Managing Joint Venturer, at the option of 51 percent or more of the nondefaulting Joint Venturers.

(h)

Each Joint Venturer appoints the Managing Joint Venturer as the Joint Venturer’s attorney-in-fact in the event that the Joint Venturer becomes a defaulting Joint Venturer whose Interest in the Venture has been foreclosed in the manner prescribed in this Paragraph 27.  On foreclosure, the Managing Joint Venturer is authorized and allowed to execute and deliver a full assignment or other transfer of the defaulting Joint Venturer’s Interest in the Venture and the Managing Joint Venturer shall have no liability to any person for making the assignment or transfer.

28.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by Joint Venturers owning collectively at least 51 percent in Interest, not in numbers, in the Venture.

29.

Procedure for Appraisement.  Within 10 days after an appraisal of the value of an Interest in the Venture is required under any terms of this Agreement, two appraisers shall be selected, one by each opposing party whether consisting of a group of Joint Venturers or an individual Joint Venturer.  If either party fails to name an appraiser within the specified time, the other party may select the second appraiser.

30.

Determination of Fair Market Value.  The two appraisers selected shall proceed promptly to determine the fair market value of the Interest in the Venture, including a fair market valuation of the Interest and equity in the Venture of the Joint Venturer in question, taking into consideration any outstanding indebtedness, liabilities, liens, and obligations relating to the Venture property.  The joint determination of the fair market value by the two appraisers shall be final and binding on all parties.  If the two appraisers selected are unable to agree on the fair market value, the two appraisers shall select a third appraiser whose determination as to the fair market value shall be averaged with the appraisals of the other two appraisers.  The average of the three appraisals shall be conclusive evidence as to the fair market value and shall be final and binding on all parties.  The appraisers shall deliver a written report of their appraisal to the Managing Joint Venturer, who shall provide copies of the report to all interested parties.

31.

Value of Deceased Joint Venturer’s Interest.  In determining the purchase price to be paid for the Interest of a deceased Joint Venturer in the Venture, the appraisers shall value:

(a)

All inventory items at their actual cost to the Venture.

(b)

All tangible assets of the Venture, including lands, buildings, fixtures, machinery, automobiles, and equipment, at their fair cash market value.

(c)

All accounts receivable due the Venture that are more than 180 calendar days old and not barred by the statute of limitations at one-half their full face value.

(d)

All accounts receivable due the Venture that are less than 180 calendar days old at their full face value.

(e)

Goodwill and other intangible assets of the Venture at their fair market value.

(f)

Each opposing party shall pay the fees and expenses of its own appraiser and, if a third appraiser is selected, the fee of the third appraiser shall be borne equally by the parties appointing the other two appraisers.

32.

Termination of the Venture.  The following events shall terminate the Venture:

(a)

The affirmative vote of 51 percent in Interest, not in numbers, of the Joint Venturers;

(b)

The expiration of the term provided for in this Agreement; or

(c)

Except as otherwise provided in this Agreement, the occurrence of any other event that under the California Uniform Partnership Act would cause the dissolution of a joint venture.

33.

Distribution of Assets.  On termination, the assets of the Venture shall be applied to payment of the outstanding Venture liabilities, although the Managing Joint Venturer may maintain an appropriate reserve in the amount he determines necessary for any contingent liability until the contingent liability is satisfied.  Any balance of the reserve shall be distributed together with any other sums remaining after payment of the outstanding Venture liabilities to the Joint Venturers in accordance with their Sharing Percentages, unless otherwise provided in this Agreement.

34.

Attorney’s Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney’s fees and costs of court incurred by the other parties hereto.

35.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

36.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally, by email, by facsimile transmission, or sent by registered or certified United States mail, return receipt requested with postage prepaid, to the Joint Venturers at their respective addresses shown below.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

37.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.  In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

38.

Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

39.

Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

40.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

41.

Time of the Essence.  Time is of the essence of this Agreement.

42.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

43.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

44.

Law Governing.  This Agreement shall be construed and governed by the laws of the State of California, and all obligations hereunder shall be deemed performable in San Diego County, California.

45.

Perfection of Title.  The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

46.

Entire Agreement.  This instrument contains the entire Agreement of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

______________________________

BRENT FOUCH

PALOMAR ENTERPRISES, INC.

By__________________________

    Steven Bonenberger, President

Attachments:

Exhibit A – The Venture Property